INFANTE, LAGO & COMPANY
                          Certified Public Accountants
                            11900 Biscayne Boulevard
                                   Suite 288
                              North Miami, Florida

                                 (305) 893-4341


January 5, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                   Re: Dismissal as Independent Auditor for Ocean Bio-Chem, Inc.


Gentlemen:

The undersigned has been provided with a copy of a proposed Form 8-K being filed with the Securities and Exchange Commission by Ocean Bio-Chem, Inc. relating to the replacement of this firm by Berkovitz & Company, P.A. This firm agrees with the contents of the Form 8-K as presented to us.
Very truly yours,

INFANTE, LAGO & COMPANY


/S/ ROGER INFANTE